Exhibit 10.2

December 21, 2012

Erick Richardson, Esq.

1100 Glendon Avenue

8th Floor

Los Angeles, California 90024

Re:  Issuance of Shares for Legal Services

Dear Mr. Richardson:

This letter confirms our plan to issue to you 76,378 shares of our common stock (the “Shares”), to be registered on Form S-8 with the Securities and Exchange Commission, in payment of $33,188.59 (the “Payment Amount”) of legal services previously rendered to Spindle, Inc. through Richardson & Patel LLP.  The services were rendered through November 30, 2012 and were not in connection with any capital raising transaction or with directly or indirectly promoting or maintaining a market for the securities of Spindle, Inc.

Your signature below indicates your acceptance of the Shares in full satisfaction of the Payment Amount.

Regards,

Spindle, Inc.

/s/ Bill Clark

Bill Clark

President

ACKNOWLEDGED AND ACCEPTED:

/s/ Erick E. Richardson, Jr.

Erick E. Richardson, Jr.